Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-43531, 333-136099, 333-129898) and Form S-3 (File No. 333-156802) and related prospectus of Community West Bancshares of our report dated March 25, 2010, with respect to the consolidated financial statements of Community West Bancshares included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Los Angeles, California
March 26, 2010